Exhibit 99.2

What is the strategic rationale for the Ticket Monster ("TMON") acquisition?
TMON is a great fit for Groupon and was attractive to us for many reasons -

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Korea is one of the world’s largest economies, with a healthy and growing e-commerce sector and one of the world’s highest mobile penetration rates. The acquisition allows us to solidify a market-leading position in one of the world’s largest e-commerce markets.

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TMON has been successful building what we have been working to build, with a strong brand, scale, and rapid topline growth, a truly mobile marketplace, with approximately half of billings driven by mobile, and their own Pull marketplace, with little reliance on email.

•	They have a strong management team with a track record of success, which will add nice depth to the Groupon team.

•	Their product suite closely aligns with our own, across product, local, and travel.

•	Overall, TMON will become the anchor of our Asian business, bringing scale, innovation, and e-commerce expertise to our existing operations.

What synergies are you anticipating as a result of the TMON acquisition?
Now that the transaction has closed, we will begin formally implementing our integration plans. As TMON is already a highly efficient operation, we do not anticipate material cost synergies.

How many employees does TMON have? Do you have retention mechanisms in place for critical talent?
TMON has about 1,000 employees, all of whom became Groupon employees effective immediately upon the close of the transaction. We are confident we will retain key talent.

What initial reactions have you seen or heard from customers and merchants? Do you expect any attrition?
TMON is one of the leading brands in Korea. Their relationships with customers and merchants will not be impacted as a result of this transaction, so we are not anticipating material changes.

What is TMON’s product mix?
Approximately 65% goods, 20-25% local, the remainder travel.

Why are TMON’s take rates lower than Groupon's take rates? Is there an opportunity to increase them?
TMON’s business mix is more heavily weighted toward product than that of Groupon. The margins of the product business are lower than their other businesses, similar to what we see in Groupon Goods. TMON’s margins also reflect the fact that the Korean market is a uniquely competitive market. We will work with TMON to continue to strengthen their business, but keep in mind that during the nine months ended September 30, 2013, they were able to reach breakeven on an Adjusted EBITDA basis, despite lower take rates.

Does TMON recognize revenue on a gross or a net basis?
The large majority of TMON’s revenue is recognized on a net basis (the revenue in the “Products” line on their P&L is recorded on a gross, or direct basis, the remainder is third-party and is recorded on a net basis). As with our own business, we will evaluate ways to do more deals on a direct basis over time.

Will you close Groupon’s Korea office?
With the transaction having just closed, we have now officially kicked off integration. No changes to our operations at this time.

How do we reconcile between your commentary that TMON is about breakeven on an Adjusted EBITDA basis, and the nearly $40 million operating loss reported for the nine months ended September 30, 2013?
Of the $38.7 million operating loss for the nine months ended September 30, 2013 (for LivingSocial Korea excluding the Malaysian subsidiary not acquired), $25.9 million is stock-based compensation, and $13.5 million is depreciation and amortization. Both of these non-cash items are excluded in Groupon’s calculation of Adjusted EBITDA. Excluding these items, LivingSocial Korea’s Adjusted EBITDA was close to breakeven. The full reconciliation of LivingSocial Korea’s net loss to Adjusted EBITDA is included in the press release issued today.

Why does Groupon view this as an attractive acquisition, when it would have negatively impacted your bottom line by $42 million for the nine-month period ended September 30, 2013?
Part of the loss is related to the amortization of intangible assets acquired, including trade names, subscriber and merchant relationships, and developed technology. These intangible assets are expected to be amortized on a straight-line basis over their useful lives, which range from 2 to 5 years. Until fully amortized, they will negatively impact our bottom line. In addition, a significant portion of LivingSocial Korea’s operating loss is related to stock-based compensation. Excluding these non-cash items, the company was about breakeven on an Adjusted EBITDA basis. This is quite an accomplishment for a company that is not yet

Exhibit 99.2

4 years old. As the company continues to grow, we expect that it will begin to contribute to Groupon’s Adjusted EBITDA growth, which we believe is a useful measure of the financial health of the business.

How many shares will you issue in connection with the transaction? How long is LivingSocial required to hold them?
We issued 13.8 million of Class A common shares in connection with the acquisition of TMON. This was calculated based on the average closing price of GRPN stock for the 10 trading days immediately prior to close.

The shares issued to LivingSocial are subject to registration rights. On January 3, 2014, we intend to file a registration statement for the shares issued to LivingSocial, pursuant to which LivingSocial will have the ability to sell their shares immediately, based on pre-agreed trading limits, if they so choose. LivingSocial may sell up to 10% of Groupon’s average daily trading volume (measured over the previous five trading days) per day in the open market. They may also arrange for block trades or for an underwritten sale of the shares without regard to this volume limitation, in the manner specified in the Share Purchase Agreement, as amended, filed with the SEC.

Any plans to increase your share repurchase program to offset the dilutive impact of the new shares?
No changes to announce related to the existing $300 million share repurchase authorization, which expires in August 2015.

Any changes to your guidance as a result of the transaction closing so close to the end of the quarter?
Our fourth quarter of 2013 included some costs related to the transaction. Outside of these costs, the acquisition had no impact on the fourth quarter. We are not updating or affirming the guidance that we gave on the earnings call on November 7, 2013.

How will your external reporting change as a result of this acquisition?
We do not currently have plans to change our segment reporting. We are always evaluating the best way to provide appropriate transparency into our business and will inform you of any expected changes.

Please direct additional questions to ir@groupon.com. The most commonly asked questions will either be posted here or addressed in connection with the company’s fourth quarter earnings call in February. Thank you.

Note on Forward-Looking Statements
This document contains forward-looking statements within the meaning of the ''safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained herein include statements regarding the acquisition of Ticket Monster and other agreements with Ticket Monster and its employees, including the share purchase agreement. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that Groupon may not realize the anticipated benefits of the Ticket Monster acquisition, the risk that the Company may not retain the customer, merchant and vendor relationships of Ticket Monster, the inability to retain key employees of Ticket Monster, and the inability to successfully integrate the acquired technologies or operations. Groupon urges you to refer to the factors included under the headings ''Risk Factors'' and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov.

Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon's expectations as of January 2, 2014. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

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